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                                                                 Exhibit (g)(3)

                       [Form of Additional Fund Letter]

February 15, 2008

State Street Bank and Trust Company
Lafayette Corporate Center
2 Avenue de Lafayette
Boston, MA 02111
Attention: Jeffrey Mihalchik, Vice President

   Re: Gateway Trust (the "Fund")

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 18.6, the Additional Funds provision, of the Master Custodian Agreement dated as of September 1, 2005, as amended September 15, 2006, by and among each management investment company party thereto and State Street Bank and Trust Company (the "Agreement"), the undersigned Fund hereby requests that your bank act as Custodian for the Fund under the terms of the Agreement. In addition, in accordance with Section 18.7, the Additional Portfolios provision, of the Agreement, the undersigned Fund hereby requests that your bank act as Custodian with respect to a series of shares established by the Fund and known as the Gateway Fund, under the terms of the Agreement. In connection with such requests, the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in
Section 18.4 of the Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

                                 Sincerely,

                                 GATEWAY TRUST, a Massachusetts businesstrust, on behalf of itself and:

                                        Gateway Fund

                                 By:    -----------------------------------
                                 Name:
                                 Title:
                                        Duly Authorized

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Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:      -------------------------
Name:    Joseph L. Hooley
Title:   Executive Vice President

Effective Date: